Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

ISLE OF CAPRI CASINOS, INC.

OFFER TO EXCHANGE

All outstanding 5.875% Senior Notes due 2021 issued April 14, 2015 in exchange for

5.875% Senior Notes due 2021,

 which have been registered under the Securities Act of 1933, as amended,

Pursuant to the Prospectus, dated        , 2015

The exchange offer will expire at 5:00 p.m. New York City time on               , 2015, unless extended. Tenders may be withdrawn prior to 5:00 p.m. New York City time on the expiration date.

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, and the related Letter of Transmittal (the “Letter of Transmittal”) must be used to accept the Exchange Offer (as defined below) of Isle of Capri Casinos, Inc., a Delaware corporation (the “Company”), made pursuant to the Prospectus, dated             , 2015 (as it may be amended or supplemented from time to time, the “Prospectus”), if (1) certificates for the Company’s outstanding 5.875% Senior Notes due 2021, issued on April 14, 2015 (the “Old Notes”), are not immediately available, (2) the Letter of Transmittal and all documents required by the Letter of Transmittal cannot be delivered to  U.S. Bank National Association (the “Exchange Agent”) prior to the expiration of the Exchange Offer or (3) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. Such form must be delivered by mail or hand delivery only to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedures to tender the Old Notes pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal, any other required documents and tendered Old Notes in proper form for transfer (or confirmation of a book-entry transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company (“DTC”)) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, within three (3) business days after the expiration of the Exchange Offer. Capitalized terms not otherwise defined in this Notice of Guaranteed Delivery are defined in the Prospectus.

The Exchange Agent for the Exchange Offer is:

U.S. BANK NATIONAL ASSOCIATION

By Overnight Courier, Registered/ Certified Mail and by Hand:

U.S. Bank National Association

Corporate Trust Services

60 Livingston Avenue

St. Paul, Minnesota 55107

Attn: Specialized Finance

Isle of Capri Casinos, Inc.

5.875% Senior Notes due 2021

To Confirm by Telephone:

(800) 934-6802

Delivery of This Notice of Guaranteed Delivery to an Address Other Than Set Forth Above Will Not Constitute a Valid Delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which are hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described under the heading “The Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus and Instruction 14 of the Letter of Transmittal.  Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

Name(s) of Registered Holder(s):

(Please Print or Type)

Address(es):

Principal Amount of Old Notes Tendered:*	Certificate No(s). (if available):

$
$
$

*    Must be in minimum denominations of $2,000 principal amount or larger integral multiples of $1,000.

If Old Notes will be delivered by book-entity transfer to DTC, provide the DTC account number and transaction number.

DTC Account Number

Transaction Number

All authority conferred or agreed to be conferred in this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned. Every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

Must be signed by the holder(s) of Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery.

Signature(s) of Holder(s) of Authorized Signatory	Date

Area Code and Telephone Number

If signature is by attorney-in-fact, trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s) of Holder(s)

Title/Capacity:

Address(es):

2

GUARANTEE OF DELIVERY
(Not to be Used for Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or a correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the undersigned will deliver to the Exchange Agent the certificate(s) representing the Old Notes being tendered by this Notice of Guaranteed Delivery in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent’s account at the book-entry transfer facility of DTC) with a properly completed and duly executed Letter of Transmittal and any other required documents, all within three (3) business days after the expiration of the Exchange Offer.

Name of Firm	(Authorized Signature)

Address	Name
Please Print or Type

Zip Code	Title

Telephone Number

The institution that completes this form must communicate the guarantee to the Exchange Agent by the expiration of the Exchange Offer and must deliver the certificates representing any Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent’s account at DTC), the Letter of Transmittal and any other required documents to the Exchange Agent within the time period shown in this Notice of Guaranteed Delivery. Failure to do so could result in a financial loss to such institution.

NOTE:       DO NOT SEND CERTIFICATES OF OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.